EXHIBIT 10.1
THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
INTEGRITY MUTUAL FUNDS, INC.
CONVERTIBLE PROMISSORY NOTE

No. 01
$950,000.00	Minot, North Dakota
October 11, 2006
     For valued received, Integrity Mutual Funds, Inc., a North Dakota corporation (the “Company”), the principal office of which is located at 1 Main Street North, Minot, North Dakota 58703, for value received hereby promises to pay to PawnMart, Inc., a Nevada corporation (the “Holder”), or its registered assigns, at 6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071, the sum of Nine Hundred Fifty Thousand and No/100 Dollars ($950,000.00), or such other amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall be due and payable on the earlier to occur of (i) October 15, 2016 or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.
     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
a.	“Company” includes any corporation that, to the extent permitted by this Note, shall succeed to or assume the obligations of the Company under this Note.

b.	“Holder” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

c.	“Securities Act” means the Securities Act of 1933, as amended.

     2. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to accrued interest due and payable and the remainder applied to principal.
     3. Security. This Note is a general unsecured obligation of the Company.
     4. Interest. Commencing on April 15, 2007, and on each April 15 and October 15 thereafter until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the lesser of (i) the rate of six and one-half percent (6.5%) per annum or (ii) the highest rate permitted by law (the “Initial Interest Rate”) on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the same rate as the Initial Interest Rate plus four percent (4%) shall continue to accrue on the balance of any unpaid principal until such balance is paid.
     5. Events of Default. If any of the events specified in this Section 5 shall occur (herein individually referred to as an “Event of Default”), the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:
a.	Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

b.	Any other material breach by the Company of any representation, warranty, or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within thirty (30) days after the earlier to occur of (a) written notice to the Company of such breach, and (b) the Company’s knowledge of such breach; or

c.	The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

d.	If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.
     6. Prepayment. This Note may not be prepaid except with the express written consent of the Holder.
     7. Conversion.
     (a) Voluntary Conversion. The Holder of this Note has the right, at the Holder’s option, at any time after October 15, 2009, to convert this Note in accordance with the provisions of Section 7.3 hereof, in whole or in part, into fully paid and nonassessable Common Shares, $0.0001 par value, of the Company (the “Common Shares”). The number of Common Shares into which this Note may be converted (“Conversion Shares”) shall be determined by dividing the aggregate principal amount by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $0.50 per share.
     (b) Automatic Conversion. The entire principal amount of this Note shall be automatically converted into Common Shares at the Conversion Price in effect immediately prior to (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company’s voting power is transferred, or a sale of all substantially all of the assets of the Company, (ii) the closing of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act, with aggregate gross proceeds in excess of $7,500,000 and at a price of not less than $10.00 per share of Common Shares (as presently constituted, subject to proportionate adjustment in the event of any Share split, Share dividend, reverse Share split, combination, consolidation, reclassification or similar event), or (iii) October 15, 2016.
     (c) Conversion Procedure.
     (1) Notice of Conversion Pursuant to Section 7.1. Before the Holder shall be entitled to convert this Note into Common Shares, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 7.1, and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of Common Shares to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date. In connection with such conversion, the Company shall pay to the Holder all accrued but unpaid interest to the date of conversion on the Conversion Shares.
     (2) Notice of Conversion Pursuant to Section 7.2. If this Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of this Note to be converted, the amount of accrued interest to be converted, and the date on which such conversion will occur, and calling upon such Holder to surrender to the Company, in the manner and at the place designated, this Note.
     (d) Delivery of Share Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full Common Shares issuable upon such conversion.
     (e) Mechanics and Effect of Conversion. No fractional Common Shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 7.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. In the event of any conversion of this Note pursuant to Section 7.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the issuance and sale of such Common StockShares and on and after such date the Holder of this Note entitled to receive the shares of such Common Shares issuable upon such conversion shall be treated for all purposes as the record Holder of such shares. Upon conversion of this Note, the

Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.
     8. Conversion Price Adjustments.
     (a) Adjustments for Share Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for effecting a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of Common Shares issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding Common Shares.
     (b) Adjustments for Reverse Share Splits. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of Common Shares issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding Common Shares.
     (c) Notices of Record Date, etc. In the event of: (i) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right; or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital shares of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (ii) date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

     (d) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion of this Note such number of its Common Shares as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.
     9. Representations and Warranties of the Company.
     (a) Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Dakota, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Note and to issue Common Shares issuable upon conversion thereof. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects, or financial condition.
     (b) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Note, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance), and delivery of the Common Shares issuable upon conversion thereof has been taken or will be taken prior to the closing, and this Note, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     (c) Valid Issuance of Common Shares. The Common Shares issuable upon conversion of this Note has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.
     (d) Governmental Consents. No consent, approval, qualification, order of authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company’s valid execution, delivery, or performance of this Note, or the issuance of Common Shares upon conversion of this Note.

     10. Assignment. Subject to the restrictions on transfer described in Section 12, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
     11. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.
     12. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. This Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     13. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.
     14. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days (5) after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the party at the address as set forth herein or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.
     15. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.
     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota, excluding that body of law relating to conflict of laws.
     17. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
     IN WITNESS WHEREOF, the Company has caused this Note to be issued this 11th day of October, 2006.

INTEGRITY MUTUAL FUNDS, INC.
By:	/s/ Robert E. Walstad
Robert E. Walstad,
Chief Executive Officer